                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                LSB Corporation
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                                LSB CORPORATION
                            30 MASSACHUSETTS AVENUE
                       NORTH ANDOVER, MASSACHUSETTS 01845
                                 (978) 725-7500

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 7, 2002

Dear Stockholder of LSB Corp.:

     Notice is hereby given that the annual meeting of stockholders (the "Annual Meeting") of LSB Corporation (the "Company") will be held at 10:00 a.m. local time on Tuesday, May 7, 2002 at the Andover Country Club, Canterbury Street, Andover, Massachusetts, for the following purposes:

     1. To elect four Class C Directors for a three-year term.

     2. To elect Robert P. Perreault as the Clerk of the Company.

     3. To ratify the appointment of KPMG LLP as the Company's independent auditors for the current fiscal year.

     4. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     Pursuant to the By-Laws, the Board of Directors has fixed the close of business on March 8, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     The above matters are described in detail in the accompanying Proxy Statement.

                                          By Order of the Board of Directors,

                                          ROBERT P. PERREAULT,
                                          Clerk

March 28, 2002

     PURSUANT TO RULES OF THE FEDERAL DEPOSIT INSURANCE CORPORATION (12 C.F.R.
PART 350) AND THE REQUIREMENT THAT LAWRENCE SAVINGS BANK MAKE AVAILABLE ITS ANNUAL DISCLOSURE STATEMENT, ANY PERSON, UPON REQUEST, IS ENTITLED TO RECEIVE A COPY OF THE 2001 ANNUAL REPORT OF THE COMPANY ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. TO RECEIVE A COPY OF THIS REPORT WITHOUT CHARGE, PLEASE WRITE TO: ROBERT P. PERREAULT, CLERK, LSB CORPORATION, 30 MASSACHUSETTS AVENUE, NORTH ANDOVER, MASSACHUSETTS 01845.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

                                LSB CORPORATION.
                            30 MASSACHUSETTS AVENUE
                       NORTH ANDOVER, MASSACHUSETTS 01845
                                 (978) 725-7500

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 7, 2002

     This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of LSB Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at the Andover Country Club, Canterbury Street, Andover, Massachusetts at 10:00 a.m. on Tuesday, May 7, 2002 and any adjournments or postponements thereof (the "Annual Meeting").

     At the Annual Meeting, stockholders of the Company will be asked to consider and vote upon the following matters:

     1. To elect four Class C Directors, each for a three-year term to continue until the Company's annual meeting of stockholders in the year 2005 and until such Director's successor is duly elected and qualified.

     2.  To elect Robert P. Perreault as the Clerk of the Company.

     3. To ratify the appointment of KPMG LLP as the Company's independent auditors for the current fiscal year.

     4. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of the Company on or about March 28, 2002 in connection with the solicitation of proxies for the Annual Meeting.

THE COMPANY

     The Company is a one-bank holding company principally conducting business through Lawrence Savings Bank (the "Bank"). On July 1, 2001, the Company and the Bank completed a reorganization (the "Reorganization") in which the Bank became a wholly-owned subsidiary of the Company, the Company adopted the Shareholder Rights and Stock Option Plans of the Bank, and each issued and outstanding share of common stock of the Bank (and accompanying preferred stock purchase rights under the Rights Plan) was converted into and exchanged for one share of common stock, par value $.10 per share, of the Company and accompanying preferred stock purchase rights under the Rights Plan (the "Common Stock").

     For purposes of this Proxy Statement, unless the context otherwise requires, any reference to the Company shall be deemed to be a reference to the Company and the Bank.

RECORD DATE; VOTING

     The Board of Directors has fixed the close of business on March 8, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof (the "Record Date"). Only holders of the Common Stock at the Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. At the

Record Date, there were 4,382,243 shares of Common Stock outstanding and entitled to vote at the Annual Meeting, and each such outstanding share is entitled to one vote.

QUORUM AND STOCKHOLDER VOTE REQUIRED

     The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for transaction of business at the Annual Meeting. The affirmative vote of the holders of a plurality of Common Stock present or represented by proxy and voting is required to (i) elect the four (4) nominees for Class C Directors and
(ii) elect Robert P. Perreault as Clerk of the Company. The approval of the holders of a majority of Common Stock present or represented by proxy and voting is required to ratify the appointment of KPMG LLP as the Company's independent auditors.

     Abstentions and "broker non-votes" will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares on a particular matter with respect to which the broker or other nominee does not have discretionary voting power. Abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast for a proposal.

PROXIES

     Stockholders of the Company are requested to complete, date, sign, and promptly return the accompanying form of proxy in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted FOR the election of the four (4) nominees for Class C Directors listed in the Proxy Statement, FOR the election of Mr. Perreault as Clerk and FOR ratification of the appointment of KPMG LLP as the Company's independent auditors for the current fiscal year.

     Although it is anticipated that all the nominees for Director will be available to serve as Directors if elected, should any one or more of them be unable to serve, proxies may be voted for the election of a substitute nominee or nominees. It is not anticipated that any matters other than those set forth in the Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

     Any properly completed proxy may be revoked at any time before it is voted by giving written notice of such revocation to the Clerk of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

     The cost of soliciting proxies will be borne by the Company. Morrow & Co. has been retained to assist in the solicitation process and will be compensated in the estimated amount of $4,000.00. After the initial mailing of this Proxy Statement, officers and regular employees of the Company may solicit proxies personally, by telephone or by facsimile without additional compensation. The Company intends to request banks, brokers and other institutions, nominees and fiduciaries who hold Common Stock for beneficial owners to forward the proxy materials to the beneficial owners and to obtain authorizations for the execution of proxies, and will reimburse such institutions and persons for their reasonable expenses.

     The Company's Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2001, is being mailed to stockholders of record of the Company concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy soliciting material. ADDITIONAL COPIES OF THE ANNUAL REPORT OF THE COMPANY ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (WITHOUT EXHIBITS), ARE AVAILABLE UPON WRITTEN REQUEST, WITHOUT CHARGE, FROM THE COMPANY. SUCH REQUESTS SHOULD BE DIRECTED TO: LSB CORPORATION, 30 MASSACHUSETTS AVENUE, NORTH ANDOVER, MASSACHUSETTS 01845, ATTENTION: SHAREHOLDER RELATIONS.

                                   PROPOSAL 1

                        ELECTION OF A CLASS OF DIRECTORS

     The Board of Directors of the Company currently comprises ten members divided into three classes, Classes A, B and C. Classes A and B consist of three members each. Class C consists of four members. The Directors in each class serve a term of three years, with the terms of the various classes expiring in different years and when the Directors' successors are duly elected and qualified.

     At the Annual Meeting, four Class C Directors will be elected to serve until the Annual Meeting of stockholders of the Company in the year 2005 and until their successors are duly elected and qualified. The Board of Directors has nominated Eugene A. Beliveau, Byron R. Cleveland, Jr., Robert F. Hatem and Paul A. Miller as Class C Directors (each, a "Nominee", collectively, the "Nominees"). Each of the Nominees is currently serving as a Director of the Company. Unless authority to do so has been withheld or limited in a proxy, it is the intention of the persons named as proxies to vote the shares to which the proxy relates FOR the election of the Nominees to the Board of Directors.

     The Board of Directors anticipates that each of the Nominees will stand for election and serve, if elected, as a Director. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES.

                        INFORMATION REGARDING DIRECTORS

     The following table sets forth, for each of the four (4) Nominees for election as Class C Director at the Annual Meeting, the Nominee's name and, as of February 28, 2002, the Nominee's age and the date from which the Nominee has served as a Director or Trustee of the Bank prior to the Reorganization. Similar information is provided for continuing Class B and Class A Directors (each, a "Continuing Director", collectively, the "Continuing Directors") whose terms do not expire until the annual meetings of the stockholders of the Company in 2004 and 2003, respectively, and until their successors are duly elected and qualified. Each Nominee and Continuing Director has served as a director of the Company since July 1, 2001, the effective date of the Reorganization (the "Effective Date"). Prior to the Effective Date, each Nominee and Continuing Director served as a Director of the Bank.

                                                                    TRUSTEE OR
                                                                     DIRECTOR
         NAMES OF NOMINEES AND CONTINUING DIRECTORS           AGE     SINCE
         ------------------------------------------           ---   ----------
       NOMINEES CLASS C (TERM EXPIRING 2005)
Eugene A. Beliveau..........................................  71       1978
Byron R. Cleveland, Jr. ....................................  70       1968
Robert F. Hatem.............................................  66       1974
Paul A. Miller..............................................  62       1989

       CONTINUING DIRECTORS CLASS B (TERM EXPIRING 2004)
Malcolm W. Brawn............................................  62       1991
Neil H. Cullen..............................................  59       1991
Richard H. Harrington.......................................  65       1995

       CONTINUING DIRECTORS CLASS A (TERM EXPIRING 2003)
Kathleen I. Boshar..........................................  46       1991
Thomas J. Burke.............................................  61       1985
Marsha A. McDonough.........................................  57       1993

           PRINCIPAL OCCUPATION OF NOMINEES AND CONTINUING DIRECTORS

     EUGENE A. BELIVEAU, practicing dentist in North Andover, Massachusetts.

     KATHLEEN I. BOSHAR, Sales Manager, DeWolfe Companies, North Andover, Massachusetts, a real estate brokerage company.

     MALCOLM W. BRAWN, Executive Vice President and Secretary of The Andover Companies, Andover, Massachusetts, a property and casualty insurance company.

     THOMAS J. BURKE, Register of Deeds of Essex County, Massachusetts and attorney.

     BYRON R. CLEVELAND, JR., President of J.H. Horne & Sons, Lawrence, Massachusetts, a manufacturer of paper mill machinery.

     NEIL H. CULLEN, Chief Financial Officer of Phillips Academy, Andover, Massachusetts, a private secondary school.

     RICHARD HART HARRINGTON, CPA, Chairman, Gordon, Harrington & Osborn, P.C., certified public accountants, North Andover, Massachusetts.

     ROBERT F. HATEM, Executive Assistant to the President, Northern Essex Community College, Lawrence/Haverhill, Massachusetts.

     MARSHA A. MCDONOUGH, Regional Education Officer, U.S. Department of State, Office of Overseas Schools, Washington, D.C.

     PAUL A. MILLER, President and Chief Executive Officer of the Company and the Bank.

     Each of the Nominees and Continuing Directors has held such position(s) for five or more years with the exceptions of Robert F. Hatem, who has been in his present position since January 1998, and previously was Manager, Customer/Community Relations of Raytheon Corporation's Electronic System Division, Bedford, Massachusetts, a defense contractor; Kathleen I. Boshar, who has been in her present position since July 2000, and previously was Executive Director, Residential Association of Realtors, Greater Boston Real Estate Board, Boston, Massachusetts; and Marsha A. McDonough, who has been in her present position since August, 2000 and previously was Associate Dean, Endicott College, Beverly, Massachusetts.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The following sets forth certain information concerning the Board of Directors of the Company. The Board of Directors of the Company held 12 meetings in the fiscal year ended December 31, 2001. Each incumbent director, with the exception of Neil H. Cullen who attend 58%, attended at least 75% of the aggregate of the total number of meetings held by the Board and all committees of the Board on which such Director served during the period of such Director's service in 2001.

     The Board of Directors of the Company has five standing committees: an Executive Committee, a Nominating Committee, an Audit Committee, a Stock Option Committee, a Community Affairs Committee and a Compensation Committee.

     The members of the Executive Committee are Messrs. Burke (Chairman), Beliveau, Brawn, and Miller (President & CEO) plus two additional Board members on a rotating basis. The rotating members of the Executive Committee are drawn from the six other directors not listed in the preceding sentence. Each such rotating member serves as a member of the Executive Committee for a two-month interval (four meetings) approximately twice a year. The Executive Committee is vested with authority of the Board on most matters between meetings of the Board.

     The members of the Nominating Committee are Messrs. Burke (Chairman), Beliveau and Brawn. Persons wishing to nominate persons to the Board of Directors may make such nomination in writing and transmit it to the Nominating Committee of the Board of Directors, who will consider such nomination in accordance with the By-Laws of the Company. The Nominating Committee met 2 times in 2001.

     The members of the Audit Committee are Messrs. Beliveau (Chairman), Cleveland, Hatem and Harrington. The Audit Committee reviews the scope of the annual audit by the Company's independent auditors and internal auditors, monitors the Company's internal financial and accounting controls and procedures and recommends to the Board of Directors of the Company the appointment of independent auditors. The Audit Committee held 4 meetings in 2001. The Audit Committee and the full Board of Directors have adopted a written Audit Committee charter which is attached to this Proxy Statement as Appendix A. Each member of the Audit Committee is an independent director as defined in Rule 4200(a)(15) of the Nasdaq Stock Market's Marketplace Rules.

     The members of the Stock Option Committee are Messrs. Burke (Chairman), Beliveau and Brawn. The Stock Option Committee administers the Company's stock option plans. The Stock Option Committee met 4 times in 2001.

     The members of the Community Affairs Committee are Messrs. Hatem (Chairman) and Miller. The Community Affairs Committee reviews and approves requests for money from non-profit organizations. The Community Affairs Committee held no meetings in 2001.

     The members of the Compensation Committee are Messrs. Burke (Chairman), Beliveau and Brawn. The Committee prepares an annual appraisal of the performance of the Chief Executive Officer of the Company and recommends the annual compensation and benefits for the Chief Executive Officer to the Company's Board of Directors for the approval of the Board. The Compensation Committee met 5 times in 2001.

AUDIT COMMITTEE REPORT

     The Audit Committee reviews the scope of the annual audit by the Company's independent auditors and internal auditors, monitors the Company's internal financial and accounting controls and procedures and recommends to the Board of Directors the appointment of independent auditors. In fulfilling its responsibilities, the Audit Committee:

     - discussed and considered the independence of KPMG LLP, reviewing as necessary all relationships and services which might bear on KPMG LLP's independence as outside auditor;

     - received written affirmation from KPMG LLP that it is in fact independent;

     - discussed the overall audit process, receiving and reviewing all reports of KPMG LLP;

     - involved KPMG LLP in the Audit Committee's review of the Company's financial statements and related reports with management;

     - provided to KPMG LLP full access to the Audit Committee and the full Board of Directors to report on all appropriate matters; and

     - discussed with KPMG LLP all matters required under auditing standards generally accepted in the United States of America to be reviewed.

     The Audit Committee met with selected members of management and KPMG LLP to review financial statements (including quarterly reports), discussing such matters as the quality of earnings; estimates, reserves and accruals; the suitability of accounting principles; financial reporting decisions requiring a high degree of judgment; and audit adjustments, whether or not recorded.

     The Audit Committee recommended to the Board of Directors, subject to stockholder ratification, the selection of KPMG LLP as the Company's outside auditor.

     In addition, the Committee considered the quality and adequacy of the Company's internal controls and the status of pending litigation, taxation matters and such other areas of oversight of the Company's financial reporting and audit process as the Audit Committee felt appropriate.

     Based upon its work and the information received in the inquiries outlined above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                            Respectfully submitted,

                                            Eugene A. Beliveau (Chairman)
                                            Byron R. Cleveland, Jr.
                                            Robert F. Hatem
                                            Richard Hart Harrington

COMPENSATION OF DIRECTORS

     The members of the Board of Directors of the Company who serve on the Executive Committee, except for the Chairman of the Board of Directors and Mr. Miller, currently receive an annual retainer of $15,865 plus a fee of $425 for each Executive Committee and Board meeting plus a fee of $835 for each Committee meeting attended (other than meetings of the Executive Committee, Compensation Committee, Nominating Committee and Stock Option Committee). The Chairman of the Board of Directors receives an annual retainer of $18,240 plus a fee of $480 for each meeting attended, except conferences and training meetings outside of the Company for which the fee is $835. Each Director of the Company other than members of the Executive Committee receives an annual retainer of $9,200 plus a fee of $425 for each Board or Committee meeting attended. Each Director receives a fee of $835 for all conferences and training meetings attended outside the Company. Mr. Miller does not receive any separate compensation for service as a Director or as a member of any of the Committees of the Board of Directors.

                               EXECUTIVE OFFICERS

     The following table sets forth, for each of the executive officers of the Company, as of February 28, 2002, each such person's name, age and position or office held with the Company as well as other biographical information. Each of the listed executive officers is employed by the Bank under the terms and conditions of certain employment agreements. The Bank has also entered into a special termination agreement with Mr. Perreault. In connection with the Reorganization, the Company assumed joint contractual responsibility as employer under each of the these agreements. See "EXECUTIVE COMPENSATION -- Employment Agreements; Special Termination Agreement" (page 11).

NAME                                                              POSITION                         AGE
----                                                              --------                         ---
Paul A. Miller............................  Director, President and Chief Executive Officer of     62
                                            the Company and the Bank

Jeffrey W. Leeds(1).......................  Executive Vice President and Chief Lending Officer of  62
                                            the Bank, Assistant Treasurer of the Company

Robert P. Perreault(2)....................  Executive Vice President and Clerk of the Company,     62
                                            Executive Vice President -- Residential Mortgage
                                            Lending and Clerk of the Bank

Timothy L. Felter(3)......................  Executive Vice President, Personal Banking and         41
                                            Investment Officer of the Bank, Assistant Treasurer
                                            of the Company

John E. Sharland(4).......................  Senior Vice President, Chief Financial Officer and     39
                                            Treasurer of the Company and the Bank

Richard J. D'Ambrosio(5)..................  Senior Vice President, Support Services Operations of  53
                                            the Bank, Assistant Treasurer of the Company

---------------
(1) Jeffrey W. Leeds, who joined the Bank in 1987, has been its Chief Lending Officer since 1988. He was appointed Assistant Treasurer of the Company in July 2001.

(2) Robert P. Perreault, who joined the Bank in 1959, has served as its Clerk from 1978 to the present. From 1989 to January 1999, he served as Executive Vice President and Treasurer. In January 1999, he was appointed Executive Vice President, Residential Mortgage Lending. He was appointed Executive Vice President and Clerk of the Company in March 2001.

(3) Timothy L. Felter, who joined the Bank in 1990, was appointed Senior Vice President of the Bank in 1993, Senior Vice President, Department Manager of Residential Lending in 1994, Investment Officer in 1995 and Executive Vice President, Personal Banking, and Investment Officer in January 1999. He was appointed Assistant Treasurer of the Company in July 2001.

(4) John E. Sharland, who joined the Bank in 1992, was appointed Vice President and Chief Financial Officer in 1994, Senior Vice President in 1998 and Senior Vice President, CFO and Treasurer in January 1999. He was appointed Senior Vice President, CFO and Treasurer of the Company in March 2001.

(5) Richard J. D'Ambrosio, who joined the Bank in 1983, was elected Vice President of Servicing 1986 and Senior Vice President of Support Services/Operations in 1998. He was appointed Assistant Treasurer of the Company in July 2001.

                             EXECUTIVE COMPENSATION

     The following table sets forth for the fiscal years ended December 31, 2001, 2000 and 1999 certain information concerning the compensation paid or accrued to the Chief Executive Officer of the Company and the other executive officers of the Company whose total salary and bonus exceeded $100,000 during the year ended December 31, 2001, for services rendered in all capacities to the Company (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION              LONG TERM COMPENSATION
                                             ----------------------------------   ----------------------------
                                                                                  SECURITIES
                                                                                  UNDERLYING
                 NAME AND                     YEAR ENDED                           OPTIONS/       ALL OTHER
            PRINCIPAL POSITION               DECEMBER 31,    SALARY      BONUS     SARS(#)     COMPENSATION($)
            ------------------               ------------   --------    -------   ----------   ---------------
Paul A. Miller.............................      2001       $345,294(1) $65,000     12,000        $144,414(2)(3)
  President and                                  2000       $326,896(1) $62,000          0        $141,234(2)(3)
  Chief Executive Officer                        1999       $313,502(1) $59,000     12,000        $148,929(2)(3)

Jeffrey W. Leeds...........................      2001       $165,957    $17,000      9,000        $  4,523(3)
  Executive Vice President                       2000       $156,183    $15,100          0        $  4,503(3)
  and Chief Lending Officer                      1999       $147,062    $15,000      9,000        $  4,862(3)

Robert P. Perreault........................      2001       $124,216    $ 6,000      9,000        $  3,542(3)
  Executive Vice President                       2000       $119,520    $ 6,000          0        $  3,535(3)
  Residential Lending and Clerk                  1999       $114,785    $10,000      9,000        $  3,744(3)

Timothy L. Felter..........................      2001       $117,930    $17,000      9,000        $  3,517(3)
  Executive Vice President                       2000       $108,476    $14,700          0        $  3,240(3)
  Personal Banking, Investment Officer           1999       $100,703    $14,000      9,000        $  3,441(3)

---------------
(1) Includes benefits paid on behalf of Mr. Miller and reported as wage compensation to him.

(2) Represents amounts accrued to fund supplemental retirement plans for the benefit of Mr. Miller pursuant to Supplemental Retirement Agreements with Mr. Miller. See "EXECUTIVE COMPENSATION -- Employment Agreements; Special Termination Agreement" (page 11).

(3) Includes matching contributions by the Bank to the Bank's 401(k) Retirement Savings Plan for the Named Executive Officer.

     The Bank provides an automobile for use by Mr. Miller and pays his membership dues to certain organizations. The aggregate amount of such benefits is less than 10% of Mr. Miller's cash compensation. With the exception of certain insurance premiums paid by the Bank, no other benefits are made available to executive officers that are not made available to all employees of the Bank. See "EXECUTIVE COMPENSATION -- Benefits" (page 14). Employees of the Bank, including the executive officers, are covered by the Bank's group health insurance program, group life insurance program, long-term disability program and business related travel accident insurance plan.

     The following table sets forth information regarding stock options granted during fiscal year 2001 to the Named Executive Officers. No stock appreciation rights were granted during fiscal year 2001.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE
                                                 PERCENT OF                                VALUE AT ASSUMED       ALTERNATIVE TO
                                    NUMBER OF      TOTAL                                 ANNUAL RATES OF STOCK     (F) AND (G):
                                    SECURITIES    OPTIONS                               PRICE APPRECIATION FOR      GRANT DATE
                                    UNDERLYING   GRANTED TO    EXERCISE                       OPTION TERM              VALUE
                                     OPTIONS     EMPLOYEES        OF                    -----------------------   ---------------
                                     GRANTED     IN FISCAL    BASE PRICE   EXPIRATION                               GRANT DATE
               NAME                    (#)          YEAR        ($/SH)        DATE        5%($)        10%($)     PRESENT VALUE $
               (A)                     (B)          (C)          (D)          (E)          (F)          (G)             (H)
               ----                 ----------   ----------   ----------   ----------   ----------   ----------   ---------------
Paul A. Miller....................    12,000        7.27%       $13.90      7/26/11      $104,904     $265,836             --
Jeffrey W. Leeds..................     9,000        5.45%       $13.90      7/26/11      $ 78,678     $199,377             --
Robert P. Perreault...............     9,000        5.45%       $13.90      7/26/11      $ 78,678     $199,377             --
Timothy L. Felter.................     9,000        5.45%       $13.90      7/26/11      $ 78,678     $195,377             --

     The following table sets forth certain information concerning stock options exercised during the fiscal year ended December 31, 2001 and the number and value of shares of Common Stock of the Company subject to options held by the Named Executive Officers as of December 31, 2001:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                                    NUMBER OF
                                                                    SECURITIES         VALUE OF
                                                                    UNDERLYING       UNEXERCISED
                                                                   UNEXERCISED       IN-THE-MONEY
                                                                   OPTIONS/SARS      OPTIONS/SARS
                                            SHARES                  AT FISCAL         AT FISCAL
                                           ACQUIRED     VALUE      YEAR END (#)      YEAR END($)
                                              ON       REALIZED    EXERCISABLE/      EXERCISABLE/
NAME                                       EXERCISE      ($)      UNEXERCISABLE    UNEXERCISABLE(1)
----                                       --------    --------   --------------   ----------------
Paul A. Miller...........................     0           0       136,500/15,000   $965,685/$10,695
Jeffrey W. Leeds.........................     0           0        36,750/11,250   $ 224,764/$8,021
Robert P. Perreault......................     0           0        36,750/11,250   $ 232,298/$8,021
Timothy L. Felter........................     0           0        31,430/11,250   $ 214,193/$8,021

---------------

(1) Based on a closing price of $12.69 per share of the Company's Common Stock on December 31, 2001, less the option exercise price.

EMPLOYMENT AGREEMENTS; SPECIAL TERMINATION AGREEMENT

     The Company entered into employment agreements with Paul A. Miller and Robert P. Perreault effective on April 21, 1989 and May 9, 1986, respectively, each of which were amended effective December 23, 1992, and with Jeffrey W. Leeds and Timothy L. Felter effective on February 24, 2000. Each of the employment agreements requires the Company to pay the executive a "Base Salary," which may be increased but shall not be reduced during the term of the agreement and provides for the executive's participation in the Company's employee benefit plans and arrangements. In addition, the Company's agreement with Mr. Miller provides the executive with the use of an automobile. Each of the agreements prohibits the executive from disclosing or converting to the executive's own use the Company's confidential information.

     The agreements with Mr. Miller and Mr. Perreault each had an initial term of three years. The agreements with Mr. Leeds and Mr. Felter have an initial term of two years. Each of the agreements provides that commencing on the second anniversary of the agreement and on each anniversary date thereafter, in the absence of notice of non-extension, the term of the agreement will automatically be extended for an additional one year period.

     Under the employment agreements, the Company may terminate the executive's employment at any time, with or without "cause" as defined in the agreements. If after notice and reasonable opportunity for the executive to respond, the Company terminates the executive's employment for "cause," the Company has no continuing obligations to the executive. If the Company terminates the executive's employment without cause, the Company is obligated to continue providing the executive compensation and benefits specified in the agreement for the then remaining term of the agreement. The employment agreement with Mr. Perreault prohibits the executive from competing with the Company and from soliciting employees or customers of the Company during a period in which the executive is receiving benefits from the Company under the agreement and for a one-year period following the executive's resignation or a termination of the executive's employment for cause.

     Each of the employment agreements except for the employment agreement with Mr. Perreault provides for payment of a lump sum to the executive equal to three times the "base amount" of the executive's compensation in the event of a termination of the executive's employment within two years following a "change in control" of the Company as defined in the agreement, provided that the Company may reduce this amount to the extent necessary to avoid tax under
Section 4999 of the Internal Revenue Code.

     In addition to Mr. Miller's employment agreement, the Company has adopted two supplemental executive retirement plans for Mr. Miller. The purpose of the supplemental plans, when taken together with the Savings Banks Employees Retirement Association plan described below, is to provide Mr. Miller with annual retirement benefits equal to 70% of the average of his three highest consecutive years gross compensation. The plans also provide certain termination benefits under certain circumstances equal to Mr. Miller's earned and accrued benefits to date, subject to a vesting schedule and other conditions.

     The Company has also entered into a special termination agreement with Mr. Perreault. As amended, the agreement provides that if there is a "Change in Control" of the Company, which is generally defined to mean (i) the acquisition by a person or group of persons of beneficial ownership of 15% or more of the Common Stock during the term of the agreement which is not approved as provided in the agreements, or (ii) a merger, contested election or other business combination or sale which results in a change of a majority of the Board of Directors of the Company, and if at any time during the three-year period following the Change in Control, the Company were to terminate the contracting officer's employment for any reason other than for "cause," or if the contracting officer were to terminate his own employment following his demotion, loss of title, office or significant authority, or a reduction in his annual compensation, the officer would be entitled to receive certain severance benefits specified in the agreement. In the case of such termination, the officer would be entitled to receive a lump-sum payment in an amount equal to three times his average annual compensation over the five previous years of his employment with the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report has been adopted by the Compensation Committee of the Company.

  Compensation Policy

     The Company's executive compensation program is designed to provide executives with annual salary and benefit plans which are competitive in the industry and with long-term incentives in the form of stock options. The Compensation Committee believes that in order to attract and retain talented executives and to motivate them to achieve the goals of the Company, compensation opportunities should be comparable to those offered to executives with similar responsibility and position by peer companies. To assist the Compensation Committee, various industry compensation surveys are made available to the Committee.

     The Chief Executive Officer makes executive salary adjustments annually and from time-to-time awards bonuses. The adjustments and bonuses made by the Chief Executive Officer reflect the overall performance of the Company, the performance of each named executive officer and information for comparable positions in other like institutions. Each executive salary adjustment and bonus is reported to the Board of Directors.

     The Company periodically grants stock options to some or all of its executive officers as long-term incentives. All stock options granted are at the market value of shares of Common Stock on the date of grant; therefore no benefit accrues to the executives from the stock option unless the market value of the Company's Common Stock increases and the options are exercised. These grants motivate executives to enhance equity value of the Company which in turn coincides with the interest of the stockholders. During fiscal year 2001, the Company granted 12,000 stock options to Mr. Miller and 9,000 stock options to each of Messrs. Perreault, Felter and Leeds, respectively.

     Executives may also participate in the Bank's 401(k) Savings Plan and Pension Plan.

  Chief Executive Officer Compensation

     The Bank's Chief Executive Officer's compensation is reviewed annually by the Compensation Committee and is based upon his performance, the overall performance of the Bank relative to budget objectives and information regarding compensation for the Chief Executive Officer position at like institutions. The Compensation Committee's recommendation for compensation adjustment and if applicable a bonus is then acted upon by the Board.

                                        Respectfully submitted,

                                        Thomas J. Burke (Chairman)
                                        Eugene A. Beliveau
                                        Malcolm W. Brawn

     The foregoing report is provided by the three named directors in their capacity as members of the Compensation Committee of the Company during fiscal year 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Beliveau, Brawn and Burke served on the Compensation Committee of the Company during the fiscal year ended December 31, 2001. None of the members of the Compensation Committee has ever served as an officer or employee of the Company or the Bank. See also, "Indebtedness of Directors and Management and Certain Transactions with Management and Others" (page 16).

     No executive officer of the Company served (i) as a member of the Compensation Committee of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company , or (iii) as a member of the Compensation Committee of another entity, one of whose executive officers served as a director of the Company.

STOCK OPTION PLANS

     On the Effective Date, the Company assumed the Bank's two stock option plans, the Lawrence Savings Bank 1986 Stock Option Plan (the "1986 Stock Option Plan") and the Lawrence Savings Bank 1997 Stock Option Plan (the "1997 Stock Option Plan").

     The 1986 Stock Option Plan was in effect until 1996, expiring by its own terms in May, 1996. Notwithstanding the expiration of the 1986 Stock Option Plan, outstanding options granted under the 1986 Stock Option Plan continue to be exercisable in accordance with their terms. The 1997 Stock Option Plan was adopted by the Bank's Board of Directors on December 18, 1997 and approved by the Bank's stockholders on May 5, 1998. The Massachusetts Commissioner of Banks approved the 1997 Stock Option Plan on June 22, 1998. Both "incentive stock options" and "nonqualified stock options" may be granted pursuant to the 1997 Stock Option Plan. The 1997 Stock Option Plan also permits the inclusion of stock appreciation rights in any option granted.

     The 1986 and 1997 Stock Option Plans are administered by the Stock Option Committee of the Company, which is comprised of non-employee Directors of the Company. The Stock Option Committee currently consists of Messrs. Beliveau, Brawn and Burke.

     As of February 28, 2002 stock options for the purchase of an aggregate of 596,030 shares of Common Stock at an average purchase price per share of $8.65 were outstanding under the 1986 and 1997 Stock Option Plans. Of these options, 392,530 were exercisable on that date. There were 314,500 stock options outstanding under the 1997 Stock Option Plan included in the 596,030 outstanding options. In 2001, options were exercised to purchase 6,500 shares of Common Stock under the 1986 Stock Option Plan and 8,250 shares of Common Stock under the 1997 Stock Option Plan.

BENEFITS

     Insurance and Other Benefits. The Company provides full-time officers and employees with hospitalization, major medical, life, dental, travel accident, and long-term disability insurance under group plans which are available generally and on the same basis to all full-time employees; provided, however, that with respect to the hospitalization and major medical insurance plan, full-time employees hired on or after September 1, 1984, other than Messrs. Miller and Leeds, are required to pay 25% of each month's premiums. The travel accident insurance plan is also made available to part-time employees. The Company also sponsors a 401(k) Savings Plan which allows participants to defer a percentage of their before-tax compensation from the Company as a contribution under this plan. Participants have several investment options, including a fund which invests solely in Common Stock of the Company. All full-time and certain part-time employees are eligible to participate in this plan. The Company made matching contributions of 50% of the officer and employee contribution during 2001 for all employees who participate in the 401(k) plan up to 3% of each such employee's salary or the maximum amount allowed under the governing tax regulations.

     Pension Plan. The Company provides a retirement plan for all eligible employees through Savings Banks Employees Retirement Association ("SBERA"), an unincorporated association of savings banks operating within Massachusetts and other organizations providing services to or for savings banks. SBERA's sole purpose is to enable participating employers to provide pensions and other benefits for their employees.

     At October 31, 2001, the latest date for which information is available, the present value of accumulated benefits under the retirement plan was fully funded by the market values of related available assets.

     The following table illustrates annual pension benefits for retirement at age 65 under the most advantageous plan provisions available for various levels of compensation and years of service. The figures in this table are based upon the assumption that the plan continues in its present form and upon certain other assumptions regarding compensation trends and social security.

                            ANNUAL PENSION BENEFIT*
                        BASED ON YEARS OF SERVICE(1)(2)

    AVERAGE                                               10        15        20        25 OR
COMPENSATION(3)                                          YEARS     YEARS     YEARS    MORE YEARS
---------------                                         -------   -------   -------   ----------
   $ 20,000       ....................................  $ 2,500   $ 3,750   $ 5,000    $ 6,250
   $ 40,000       ....................................  $ 5,167   $ 7,751   $10,334    $12,918
   $ 60,000       ....................................  $ 8,867   $13,301   $17,734    $22,168
   $ 80,000       ....................................  $12,567   $18,851   $25,134    $31,418
   $100,000       ....................................  $16,267   $24,401   $32,534    $40,668
   $120,000       ....................................  $19,967   $29,951   $39,934    $49,918
   $125,000       ....................................  $20,892   $31,338   $41,784    $52,230
   $140,000       ....................................  $23,667   $35,501   $47,334    $59,168
   $150,000       ....................................  $25,517   $38,276   $51,034    $63,793
   $170,000       **..................................  $29,217   $43,826   $58,434    $73,043

---------------
*   Based on age 65 retirement in 2001 (Plan Year 11/1/00 -- 10/31/01)

** Federal law does not permit defined benefit pension plans to recognize compensation in excess of $170,000 for plan year 2001.

(1) The annual pension benefit is computed on the basis of a straight life annuity.

(2) The Company provides additional retirement benefits to Mr. Miller through two supplemental retirement plans. See "Employment Agreements; Special Termination Agreement."

(3) Average compensation for purposes of this table is based on the average of the highest three consecutive years preceding retirement.

     The estimated retirement benefits under the plan at normal retirement date computed on the basis of their present salary levels and years of service at such date for Mr. Miller, Mr. Perreault, Mr. Leeds and Mr. Felter are $45,948 and 16 years, $53,082 and 46 years and $51,691 and 18 years, and $50,853 and 36 years, respectively.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock (or the Bank's Common Stock in the periods prior to the Reorganization), based on the market price of the Company's (or the Bank's) Common Stock and assuming reinvestment of dividends, with the total return of companies within the Standard & Poor's 500 Stock Index and the Advest New England Thrift Index. The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock, the S&P 500 and the Advest New England Thrift Index on December 31, 1996.

                                    (GRAPH)

              ADVEST NEW ENGLAND
  DATE           THRIFT INDEX      S&P 500   LSBX INDEX
  ----        ------------------   -------   ----------
12/31/96            100.00         100.00      100.00
03/31/97            105.20         107.77      121.54
06/30/97            125.25         110.16      138.46
09/30/97            154.69         128.78      155.38
12/31/97            172.61         137.82      201.54
03/31/98            155.69         141.19      210.77
06/30/98            145.02         160.30      191.54
09/30/98            113.26         164.97      147.69
12/31/98            116.21         147.97      157.70
03/31/99            105.85         178.85      118.46
06/30/99            111.66         187.16      115.38
09/30/99            102.65         199.72       96.15
12/31/99            102.92         186.63       93.85
03/31/00             98.13         213.77       86.15
06/30/00            109.31         218.04       86.15
09/30/00            128.91         211.64      107.69
12/31/00            138.17         209.01      129.23
03/31/01            147.35         192.09      136.92
06/30/01            168.09         168.82      160.49
09/30/01            172.23         178.15      125.42
12/31/01            185.93         151.45      156.18

INDEBTEDNESS OF DIRECTORS AND MANAGEMENT AND CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Certain of the Directors and officers of the Company are at present, as in the past, customers of the Company and from time-to-time have entered into transactions with the Company in the ordinary course of business. In addition, certain Directors of the Company are at present, as in the past, directors, officers or stockholders of corporations or members of partnerships that are customers of the Bank, and have transactions with the Company in the ordinary course of business. Such transactions with Directors and officers of the Company, and with such corporations and partnerships, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not affiliated with the Company, and do not involve more than normal risk of collectability, or present other features unfavorable to the Company. As a matter of policy, the Company also makes certain loans to other employees.

     In addition, from time-to-time, the Company obtains services from one or more of its Directors. However, at no time during the past year did payments to any Director for such services aggregate $60,000 or more.

     Extensions of credit to officers of the Company are restricted by Company policy and Massachusetts statute to an amount of not more than $20,000, whether secured or unsecured, and not more than $75,000 for educational purposes, except that a loan not exceeding $275,000 may be made to officers secured by a mortgage on their primary residence. All extensions of credit and loans to officers must be approved by the Executive Committee of the Board of Directors of the Company, and all extensions of credit and loans to executive officers must also be approved by the Bank's Board of Directors.

     In addition, the Company is subject to the provisions of Regulation "O" of the Board of Governors of the Federal Reserve System, which: (i) requires the Company's executive officers, directors and control persons to report to the Company's Board of Directors any indebtedness to the Company, (ii) establishes requirements and restrictions as to the terms, size of and approvals necessary for extensions of credit by the Company to its executive officers, directors, and control persons, and (iii) requires any such loans to be made at the same rates and on the same terms and conditions as comparable loans to unaffiliated persons.

     The Company's subsidiary, Lawrence Savings Bank (the "Bank"), has an arrangement (the "Participation Arrangement") whereby it may purchase up to a $10,000,000 participation interest in loans owned and serviced by entities affiliated with Mr. William P. DeLuca, Jr., a direct and indirect beneficial owner of 9.92% of the outstanding common stock of the Company. Through the Participation Arrangement, the Bank makes auto loans and provides automobile floor plan financing to various used car dealerships throughout the United States. At December 31, 2001, the outstanding balance under the Participation Arrangement is $6,587,000, or 2.6% of the gross loans of the Bank. The loans made in connection with the Participation Arrangement are on commercially reasonable terms and conditions and do not involve more than normal risk of collectibility or present other features unfavorable to the Bank.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of February 28, 2002, regarding the beneficial ownership of Common Stock by: (i) each Director and Nominee for Director of the Company, including Mr. Miller; (ii) each of the other Named Executive Officers during the last fiscal year, (iii) all Directors, Nominees for Director and executive officers as a group; and (iv) each person who, to the knowledge of the Company, beneficially owned more than 5% of the Common Stock at the Record Date. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned.

                                                                  AMOUNT
                                                                AND NATURE
                                                               OF BENEFICIAL        PERCENT
                  NAME OF BENEFICIAL OWNER                    OWNERSHIP(1)(2)     OF CLASS(3)
                  ------------------------                    ---------------     -----------
Directors and Principal Officers
  Eugene A. Beliveau........................................        6,725(4)             *
  Kathleen I. Boshar........................................        3,950                *
  Byron R. Cleveland, Jr. ..................................        4,350                *
  Robert F. Hatem...........................................        7,525                *
  Paul A. Miller............................................      155,148**           3.54%
  Thomas J. Burke...........................................        9,600                *
  Marsha A. McDonough.......................................        3,550                *
  Malcolm W. Brawn..........................................       20,250(5)             *
  Neil H. Cullen............................................        5,250                *

                                                                  AMOUNT
                                                                AND NATURE
                                                               OF BENEFICIAL        PERCENT
                  NAME OF BENEFICIAL OWNER                    OWNERSHIP(1)(2)     OF CLASS(3)
                  ------------------------                    ---------------     -----------
  Richard Hart Harrington...................................        3,505                *
  Jeffrey W. Leeds..........................................       59,070             1.34%
  Robert P. Perreault.......................................       44,443(6)          1.01%
  Timothy L. Felter.........................................       43,875**           1.00%
  All Directors and Principal Officers as a Group (15
    persons)................................................      410,179(6)**        9.36%
5% Stockholders
  First Manhattan Co........................................      326,400(7)          7.44%
  William P. Deluca Jr. and Lease and Rental Management
    Corp....................................................      434,800(8)          9.92%
  David L. Babson & Company, Inc. ..........................      426,000(9)          9.72%

---------------

*   Less than one percent

** Includes shares held in the Company's 401(k) Plan. The estimated shares so held with respect to each such participant are: Paul A. Miller, 14,149 shares, Timothy L. Felter, 8,145 shares; John E. Sharland, 4,437 shares; and all Directors and Principal Officers as a Group (15 persons), 26,731 shares, respectively.

(1) In accordance with the applicable rules of the SEC, a person is deemed to be the beneficial owner of shares of the Common Stock of the Company if he or she has or shares voting power or investment power with respect to such shares or has the right to acquire beneficial ownership of such shares at any time within 60 days. As used herein, "voting power" means the power to vote or direct the voting of shares, and "investment power" means the power to dispose or direct the disposition of shares. Unless otherwise indicated, each person named has sole voting and sole investment power with respect to all shares indicated.

(2) Including shares of the Company's Common Stock which Directors and principal officers of the Company have the right to acquire within 60 days of February 28, 2002 pursuant to options granted under the 1986 and 1997 Stock Option Plans of the Company. The following persons have exercisable options to purchase the number of shares indicated: Mr. Miller, 136,500 shares; Mr. Leeds, 36,750 shares; Mr. Perreault, 31,750 shares; Mr. Felter, 31,230 shares; Mr. D'Ambrosio, 23,250 shares; Mr. Sharland, 22,124 shares; Mr. Burke, 8,250 shares; Messrs. Beliveau and Hatem, 4,250 shares each; Messrs. Cleveland and Harrington, 3,250 shares each; Ms. McDonough, 2,850 shares; Ms. Boshar and Messrs. Brawn and Cullen, 2,250 shares each; and all Directors and principal officers as a group, 307,580 shares.

(3) Computed on the basis of 4,382,243 outstanding shares as of February 28, 2002 plus 307,580 shares subject to options exercisable within 60 days of February 28, 2002 held by the named individual or group.

(4) Includes 700 shares owned by a household member, as to which Dr. Beliveau disclaims beneficial ownership.

(5) Includes 1,000 shares owned by his spouse, as to which Mr. Brawn disclaims beneficial ownership.

(6) The stated number of shares owned by principal officers and Directors of the Company includes 77,868 shares currently issued and outstanding and 307,580 shares subject to stock options exercisable within 60 days of February 28, 2002.

(7) Based solely on Amendment No. 3 to Form 13G filed with the Securities and Exchange Commission on or about February 15, 2002, First Manhattan Co. reports beneficial ownership of 326,400 shares of Common Stock. First Manhattan Co. reports sole voting and dispositive power with respect to 270,400 shares, shared voting power with respect to 23,500 shares and shared dispositive power with respect to 56,000 shares. First Manhattan Co.'s address is 437 Manhattan Avenue, New York, NY 10022.

(8) Based solely on a Form 13G filed with the Federal Deposit Insurance Corporation (the "FDIC") on or about February 9, 2001, Lease and Rental Management Corp. reports beneficial ownership of 415,400 shares of Common Stock of the Bank (which shares represent the same number and percentage of shares of Company Common Stock pursuant to the Reorganization). Based solely on a Form 13G filed with the Federal Deposit Insurance Corporation on or about February 9, 2001, Mr. William P. DeLuca Jr. reports beneficial ownership of 434,800 shares of Common Stock of the Bank (which shares represent the same number and percentage of shares of Company Common Stock pursuant to the Reorganization), with sole voting and dispositive power with respect to 10,500 shares and shared voting and dispositive power with respect to 424,300 shares. Both Mr. DeLuca and Lease and Rental Management Corp. have an address of 45 Haverhill Street, Andover, Massachusetts 01810.

(9) Based solely on Amendment No. 2 to a Form 13G filed with the Securities and Exchange Commission on or about March 4, 2002, David L. Babson & Company, Inc. reports beneficial ownership of 426,000 shares of Common Stock of the Company with sole voting and dispositive power with respect to all such shares. David L. Babson Company, Inc.'s address is One Memorial Drive, Cambridge, Massachusetts 02142-1300.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to regulations of the SEC and Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's officers and Directors and persons who own more than ten percent of a registered class of the Company's equity securities must file reports of ownership and changes in ownership with the SEC and the Nasdaq Stock Market. Officers, Directors and greater-than-ten-percent stockholders are required to furnish the Company with copies of all ownership reports they file. Prior to the Reorganization, the Bank's officers, Directors and 10% stockholders were required to file comparable reports with the FDIC. Based solely on its review of the copies of such reports received by the Company with respect to its fiscal year 2001, or written representations from certain reporting persons, the Company believes that during 2001 all Section 16(a) filing requirements applicable to its officers, Directors, and greater-than-ten-percent stockholders were satisfied except as described herein. David L. Babson Company, Inc. did not file a Form 3 upon becoming a ten percent stockholder of the Company.

                                   PROPOSAL 2

                         PROPOSAL FOR ELECTION OF CLERK

     At the Annual Meeting, the Clerk of the Company will be elected to serve until the 2003 Annual Meeting and until his successor is duly elected and qualified. The Board of Directors has nominated Robert P. Perreault for the position of Clerk. Mr. Perreault is currently serving as Clerk of the Company and has served in that capacity since the formation of the Company in March 2001. He is also Clerk of the Bank and has served as such since 1978. For further biographical and employment information regarding Mr. Perreault, see "EXECUTIVE OFFICERS" (page 9) and "EXECUTIVE COMPENSATION" (page 10). Unless authority to do so has been withheld or limited in a proxy, it is the intention of the persons named as proxies to vote the shares to which the proxy relates FOR the election of Robert Perreault as Clerk of the Company.

     The Board of Directors anticipates that Mr. Perreault will stand for election and serve, if elected, as Clerk. However, if Mr. Perreault fails to stand for election or is unable to serve as Clerk, the Board of Directors may fill the vacancy in the office of Clerk until the next meeting of the stockholders of the Company.

                                   PROPOSAL 3

                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed KPMG LLP as independent auditors for the Company for the current fiscal year. KPMG LLP has served as the Company's independent auditors since the date of the Reorganization. KPMG LLP has served as the Bank's independent auditors since 1980. KPMG LLP has no direct or indirect financial interest in the Company, nor has it had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     The professional services provided by KPMG LLP include the audit of the annual consolidated financial statements of the Company, review of filings with various state and federal regulatory agencies, general accounting services and preparation of income tax returns. A representative of KPMG LLP will be present at the Annual Meeting to answer appropriate questions that may be raised orally and to make a statement if he or she desires to do so.

AUDIT FEES

     The aggregate audit fees paid to KPMG LLP for fiscal year 2001 were $90,000. This sum includes the cost incurred by the Company in connection with KPMG LLP's audit of the year end financial statements as well as the reviews of the financial statements of Company included in the Company's Forms 10-Q for fiscal year 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

     For fiscal year 2001, there were no fees billed by KPMG LLP relating to the design, implementation, operation or management of the Bank's financial information systems.

ALL OTHER FEES

     The aggregate amount of all other fees billed by KPMG LLP for services rendered to the Company during fiscal year 2001 is $102,150. This sum includes fees for tax return preparation and tax advisory services for consulting services provided to the Bank and the Company in connection with the Reorganization and fees associated with the testing of the Bank's computer network security system.

     The Audit Committee of the Board of Directors of the Company has determined that the payment to KPMG LLP of these tax return preparation and advisory fees is compatible with maintaining KPMG LLP's independence as the Company's principal accountants.

     Unless authority to do so has been withheld or limited in a proxy, it is the intention of the persons named as proxies to vote the shares to which the proxy relates FOR the ratification of KPMG LLP as independent auditors for the current fiscal year.

                  STOCKHOLDER PROPOSALS AT 2002 ANNUAL MEETING

     Under the rules of the Securities and Exchange Commission, if any stockholder intends to present a proposal at the Annual Meeting of stockholders and desires that it be considered for inclusion in the Company's proxy statement and form of proxy for such meeting, it must be received by the Company not less than 120 calendar days before the anniversary of the mailing date of the Company's proxy statement for the prior year. Accordingly, if any stockholder intends to present a proposal at the year 2003 Annual Meeting and wishes it to be considered in the Company's proxy statement and form of proxy, such proposal must be received by the Company on or before November 28, 2002. In addition, the Company's By-Laws provide that any director nominations and new business submitted by a stockholder must be filed with the Clerk of the Company no fewer than 60 days, but no more than 90 days, prior to the date of the one-year anniversary of the previous Annual Meeting, and that no other nominations or proposals by stockholders shall be acted upon at the Annual Meeting. Certain exceptions under the By-Laws apply to annual meetings of stockholders at which newly created seats of the Board of Directors are to be filled. Any such proposal should be mailed to: Clerk, LSB Corporation, 30 Massachusetts Avenue, North Andover, Massachusetts 01845.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company knows of no matters to be brought before the Annual Meeting other than those specifically listed in the Notice of Annual Meeting of Stockholders. However, if further business is properly presented, the persons named as proxies in the accompanying proxy will vote such proxy in their discretion in accordance with their best judgment.

                                   APPENDIX A

                                LSB CORPORATION
                            AUDIT COMMITTEE CHARTER

I.  AUDIT COMMITTEE

     There shall be a Committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of at least three Directors who are independent of the Management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee Member. Each Audit Committee member must be able to read and understand fundamental financial statements. At least one Committee Member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities. Audit Committee members are encouraged to enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or outside programs.

     The Audit Committee shall serve as the Audit Committee for both LSB Corporation and Lawrence Savings Bank. Wherever reference is made herein to the term "Company", such term includes, as applicable, both LSB Corporation and Lawrence Savings Bank.

                                  INDEPENDENCE

     A Director will not be considered "Independent" if, among other things, the Director has:

     - Been employed by the Company or any of its affiliates in the current or past three years.

     - Accepted compensation (other than compensation for board services, retirement plan benefits, or non-discretionary compensation) from the Company or its affiliates in excess of $60,000 during the previous fiscal year.

     - An immediate family member who is, or in the past three years has been, employed by the Company or any of its affiliates as an executive officer.

     - Been a partner, controlling shareholder or executive officer of any for-profit business to which the Company or any of its affiliates made, or from which the Company or any of its affiliates received, in any of the past three years, payments (other than those arising solely from investments in the Company's securities) exceeding the greater of five percent (5%) of the Company's or the business's consolidated gross revenues for that year, or $200,000.

     - Been employed as an executive of another entity for which any of the Company's executives serve on the compensation committee or similar body.

II.  STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the Company's Directors in fulfilling their responsibilities to the Company's shareholders and the investment community relating to the Company's accounting and reporting practices, and the quality and integrity of the financial reports of the Company. In so doing, it shall be the responsibility of the Audit Committee to maintain free and open means of communications with the Board of Directors, the Independent Auditors, the Internal Auditors, and the financial management of the Company. The Independent Auditors shall be ultimately accountable to the Board of Directors. The Board of Directors, with the assistance of the Audit Committee, shall retain the ultimate authority and responsibility to select, evaluate and, when warranted, replace the Independent Auditors, or to recommend such selection or replacement for approval at any meeting of stockholders. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Bank's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are responsibilities of Management and the Independent Auditors.

III.  MEETINGS

     The Audit Committee shall meet at least four times annually, or more frequently as circumstances warrant. The Audit Committee shall meet at least annually in separate executive sessions with Management, the Independent Auditors and the Internal Auditors to discuss any matters that the Audit Committee or any of such groups believe should be discussed privately.

IV.  AUDIT COMMITTEE RESPONSIBILITIES AND POWERS

     The responsibilities of the Audit Committee shall include the following and any additional responsibilities, not inconsistent herewith, that may be assigned to such Committee by the Board of Directors:

                                   GENERALLY

     1. Review and update this Charter at least annually and as circumstances warrant. Ascertain that the Audit Committee Charter is reported in the Company's proxy statement at least once every three years.

     2. Report periodically to the Board of Directors.

     3. Review and recommend to the Board of Directors the selection of Independent Auditors to audit the financial statements of the Company and its subsidiaries.

     4. Meet with the Independent Auditors and Management in advance to review the proposed scope of the audit for the current year and the audit procedures to be used, and, at the conclusion of the audit, review audit findings, including comments or recommendations, of the Independent Auditors.

     5. Review with Management and the Independent Auditors the scope of the services required by the audit, the Company's significant accounting policies, and audit conclusions regarding the Company's significant accounting estimates.

     6. Inquire as to the Independent Auditors' judgments regarding the quality and appropriateness of the Company's accounting principles and policies as applied in its financial statements.

     7. Consider and approve, if appropriate, major changes in the Company's auditing and accounting principles, policies and practices as suggested by the Independent Auditors, Management or the Internal Auditors.

     8. Oversee the Internal Audit function of the Company including its independence and authority, its reporting obligations, the proposed audit plan for the current year, and the coordination of such plans with the Independent Auditors.

     9. Consult with the Independent and Internal Auditors regarding the integrity of the Company's financial reporting processes (internal and external) and review with the Independent Auditors and Management the assessments of the Independent and Internal Auditors of the adequacy of the Company's internal controls and the resolution of identified weaknesses and reportable conditions in internal controls, including the prevention or detection of management overrides or compromises of internal control systems.

     10. Review and approve reports of the Audit Committee required to be included in the Company's proxy statement for the annual meeting of shareholders.

     11. On an annual basis, receive from the Independent Auditors a formal written statement identifying all relationships between the Independent Auditor and the Company conforming to the requirements of Independence Standards Board Standard 1, as hereafter modified or supplemented.

     12. Actively engage in a dialogue with the Independent Auditors as to any disclosed relationships or services that may impact its independence and take, or recommend that the Board of Directors take, appropriate actions to oversee and preserve the independence of the Independent Auditors.

     13. Evaluate the performance of the Independent Auditors and recommend to the Board of Directors a change in or discharge of the Independent Auditors when circumstances warrant.

     14. Discuss with Management decisions regarding the selection or termination of the Independent Auditors and any significant disagreements between the Independent Auditors and Management.

     15. Review with Management and the Independent Auditors and legal counsel as appropriate the Company's compliance with applicable laws and regulations.

                          "WHEN NECESSARY" ACTIVITIES

     1. Review and recommend the appointment, replacement, reassignment, or dismissal of the Internal Auditors.

     2. Review and approve requests for any management consulting engagement to be performed by the Company's Independent Auditors and be advised of any other study or engagement undertaken by the Independent Auditors at the request of management that is beyond the scope of the audit engagement letter.

     3. Review periodically with legal counsel litigation, regulatory and other legal matters that may have a material impact on the Company's financial statements, regulatory status or good standing, or compliance policies and practices.

     4. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent legal counsel and other professionals to assist in the conduct of any such investigation.

V.  RESPONSIBILITIES OF INDEPENDENT AUDITORS

     1. Each year the Independent Auditors shall present to the Audit Committee for its approval the audit plan and the estimated fees for performing the annual audit and quarterly reviews of the Company's interim financial reports in the form of an engagement letter.

     2. The Independent Auditors shall meet with the Audit Committee to review the audit plan and results of their annual audit and to discuss any concerns of the Independent Auditors, including any items cited in the Management Letter with respect to the Company's internal controls.

     3. The Independent Auditors shall discuss with the Audit Committee the matters required by Generally Accepted Auditing Standards (GAAS).

VI.  INTERNAL AUDITORS

     The objective of the Company's internal audit function is to determine that the Company has established effective internal controls and compliance with managerial policies, laws, regulations and generally accepted accounting principles.

     1. Internal audit responsibilities shall be fulfilled by either an employee or employees of the Company or an outside firm that provides internal audit services. On an annual basis, senior management and the Audit Committee shall evaluate the internal audit function and determine whether the internal audit function should be performed by Company employees or by an outside firm which provides internal audit services.

     2. The internal auditors shall use follow-up procedures to ensure that exceptions noted during regulatory examinations, independent and internal audits are addressed in a satisfactory and timely manner.

     3. The President and the Audit Committee shall have authority to approve special internal audit investigations which have not been included as part of the current Audit Plan.

VII.  UPDATE RESPONSIBILITY

     The Chief Financial Officer of the Company shall be responsible for ensuring that this Audit Committee Charter is modified as appropriate to reflect any updates, alterations or enhancements that may be approved or adopted by the Audit Committee and the Board of Directors.

VIII.  LEGAL REFERENCES

     1. Rule 4350(d) of National Association of Securities Dealers, Inc.

     2. FDIC Regulations, 12 CFR 363.2(b) and Appendix A to Part 363

                                  DETACH HERE

                                LSB CORPORATION

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 7, 2002
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul A. Miller and Robert P. Perreault, and each of them, as true and lawful proxies, with full power of substitution, on behalf of the undersigned, to attend the Annual Meeting of Stockholders of LSB Corporation at the Andover Country Club, Canterbury Street, Andover, Massachusetts, on May 7, 2002 at 10:00 a.m., and at any adjournments or postponements thereof (the "Annual Meeting"), and thereat to vote all shares of Common Stock, par value $0.10 per share, of LSB Corporation ("LSB Corporation Common Stock") standing in the name of the undersigned with all the powers which the undersigned would possess if personally present at the Annual Meeting, hereby revoking all previous proxies. In their discretion, the proxies are further authorized to vote upon such other matters as may properly come before the Annual Meeting. Each of such proxies, or his substitute, shall have and may exercise all the powers granted herein. This proxy is revocable at any time before it is voted by giving written notice of such revocation to the Clerk of LSB Corporation, or by signing and duly delivering a proxy bearing a later date or by attending the Annual Meeting and voting in person. The undersigned reserves the right to attend the Annual Meeting and to vote in person.

THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS, 1, 2 AND 3.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on May 7, 2002, the accompanying Proxy Statement and the 2001 Annual Report to Stockholders.


--------------------------------------------------------------------------------
                PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN
                      PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

_____________________________________      _____________________________________

_____________________________________      _____________________________________

_____________________________________      _____________________________________

LSB CORPORATION

C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398








                                  DETACH HERE


[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.


--------------------------------------------------------------------------------
                                LSB CORPORATION
--------------------------------------------------------------------------------

1.  Election of four Class C Directors for a three-year term.
               (01) Eugene A. Beliveau, (02) Bryan R. Cleveland, Jr.,
               (03) Robert F. Hatem and (04) Paul A. Miller


                     FOR     [ ]             [ ]   WITHHELD
                     ALL                           FROM ALL
                  NOMINEES                         NOMINEES


         [ ]________________________________________
            For all nominees except as noted above



Signature: ____________________________________ Date: ___________________

                                                        FOR    AGAINST   ABSTAIN
2.  Election of Robert P. Perreault and Clerk of the    [ ]      [ ]       [ ]
    Company.

3.  Ratification of the appointment of KPMG LLP as      [ ]      [ ]       [ ]
    LSB Corporation's independent auditors.

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournments or postponements thereof.

    Mark box at right if an address change or comment has been     [ ]
    noted on the reverse side of this card.

    Please be sure to sign and date this Proxy. If the stock is registered in the names of two of more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature: ____________________________________ Date: ___________________